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EXHIBIT 10.6

INTERCREDITOR AGREEMENT

        This INTERCREDITOR AGREEMENT dated as of April 19, 2002 (this "Agreement") is entered into between and among CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), CROWN PACIFIC PARTNERS, L.P., a Delaware limited partnership and owner of 99% of the Borrower (the "Partnership"), BANK OF AMERICA, N.A. ("Bank of America"), a national banking association, as agent (in such capacity, together with its agents and successors and permitted assigns, the "Agent") for each of the lenders (together with each of their successors and permitted assigns, individually a "Lender," and collectively the "Lenders") now or hereafter party to the Existing Facility A Credit Agreement (as hereinafter defined) and as collateral agent (in such capacity, and together with its agents and successors and permitted assigns, the "Collateral Agent") for each of the Lenders and for each of the holders (individually a "Noteholder," and collectively the "Noteholders") from time to time of the Notes (as hereinafter defined), and EACH OF THE UNDERSIGNED SECURED PARTIES. Capitalized terms used herein without definition have the respective meanings ascribed thereto in Section 1 hereof.

RECITALS

        A.    Pursuant to that certain Amended and Restated Credit Agreement, dated as of December 1, 1999, among the Borrower, the Agent and the Lenders, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 20, 2001, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 7, 2001 and by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 19, 2002 (as further amended, supplemented or restated from time to time in compliance with Section 7.4 of this Agreement, the "Existing Facility A Credit Agreement"), the Lenders have made certain extensions of credit (the "Existing Facility A Loans") to the Borrower. The obligations of the Borrower to the Agent and the Lenders under the Existing Facility A Credit Agreement are referred to as the "Credit Obligations".

        B.    Pursuant to that certain Note Purchase Agreement, dated as of December 1, 1994, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of August 1, 1996, by Amendment No. 2 to Note Purchase Agreement, dated as of January 15, 1998, and by the Note Purchase Override Agreement (as further amended, modified or supplemented from time to time in compliance with Section 7.4 hereof, the "1994 Note Agreement"), between the Borrower and the purchasers party thereto, the Borrower issued and such purchasers purchased $275,000,000 aggregate principal amount of the Company's 9.78% Senior Notes due December 1, 2009 (the "1994 Notes").

        C.    Pursuant to that certain Note Purchase Agreement, dated as of March 15, 1995, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of August 1, 1996, by Amendment No. 2 to Note Purchase Agreement, dated as of January 15, 1998, and by the Note Purchase Override Agreement (as further amended, modified or supplemented from time to time in compliance with Section 7.4 hereof, the "1995 Note Agreement"), between the Company and the purchasers party thereto, the Company issued and such purchasers purchased $25,000,000 aggregate principal amount of the Company's 9.60% Senior Notes due December 1, 2009 (the "1995 Notes").

        D.    Pursuant to the Note Purchase Agreement, dated as of August 1, 1996, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 1998 and by the Note Purchase Override Agreement (as further amended, modified or supplemented from time to time in compliance with Section 7.4 hereof, the "1996 Note Agreement"), between the Company and the purchasers party thereto, the Company issued and such purchasers purchased $91,000,000 aggregate principal amount of the Company's Senior Notes, comprised of 8.01% Senior Notes, Series A, due August 1, 2006, in the aggregate principal amount of $6,490,000, 8.16% Senior Notes, Series B, due August 1, 2011, in the aggregate principal amount of $50,000,000, 8.21% Senior Notes, Series C, due

August 1, 2011, in the aggregate principal amount of $19,510,000 and 8.25% Senior Notes, Series D, due August 1, 2013, in the aggregate principal amount of $15,000,000, respectively (the "1996 Notes").

        E.    Pursuant to the Note Purchase Agreement, dated as of December 15, 1997, as amended by the Note Purchase Override Agreement (as further amended, modified or supplemented from time to time in compliance with Section 7 .4 hereof, the "1997 Note Agreement" and together with the 1994 Note Agreement, the 1995 Note Agreement and the 1996 Note Agreement, the "Note Purchase Agreements"), between the Company and the purchasers party thereto, the Company issued and such purchasers purchased $95,000,000 aggregate principal amount of the Company's Senior Notes, comprised of 7.76% Senior Notes, Series A, due February 1, 2012, in the aggregate principal amount of $15,000,000, 7.76% Senior Notes, Series B, due February 1, 2013, in the aggregate principal amount of $55,000,000, and 7.93% Senior Notes, Series C, due February 1, 2018, in the aggregate principal amount of $25,000,000, respectively (the "1997 Notes", and together with the 1994 Notes, the 1995 Notes and the 1996 Notes, the "Notes"). The obligations of the Borrower under the Note Purchase Agreements and the Notes are referred to as the "Noteholder Obligations".

        F.    Pursuant to the Facility A Credit Agreement and the Note Purchase Agreements, the Borrower is obligated, among other things, to execute and deliver certain documents and instruments granting liens to the Collateral Agent for the benefit of the Secured Parties in all of the present and future timberland and substantially all of the present and future sawmill assets of the Borrower and each of its Subsidiaries as collateral security for the Secured Obligations, and the Collateral Agent has agreed to undertake certain contractual obligations expressly provided herein on behalf of the Secured Parties.

        G.    The Borrower, the Partnership and the Secured Parties desire to enter into this Agreement for the purpose of governing, inter alia, the allocations of Distributions among the Secured Parties.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree a follows:

        Section 1    DEFINITIONS

        The following terms shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

          "Acceleration Event" shall mean (i) any acceleration of maturity of any Secured Obligation, or (ii) the commencement of any Bankruptcy Case with respect to the Borrower.

          "Additional Lien" shall have the meaning assigned thereto in Section 3.6 below.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

          "Agent" shall have the meaning assigned thereto in the Preamble.

          "Agent Parties" or "Agent Party" shall have the meaning assigned thereto in Section 2.4 below.

          "Agreement" shall have the meaning assigned thereto in the Preamble.

          "Allocable Debt" means, at any date, the aggregate principal amount then outstanding under the Facility A Loans and the Notes.

          "Allocable Fraction" means, at any date, with respect to the disposition of any of the properties (or portions thereof) listed on Schedule D, the amount obtained by dividing the Fair Market Value, as set forth in the Applicable Total Appraisal, of such property (or portion thereof) by the aggregate Fair Market Value, as set forth in such Applicable Total Appraisal, of all of the properties (and portions thereof, if applicable) listed on the attached Schedule D that have not, prior to such date, been sold, transferred or otherwise disposed of.

          "Allocable Release Amount" means, at any date, an amount equal to 110% of the amount obtained by multiplying the Allocable Fraction, with respect to the property (or portion thereof) to be sold, transferred or otherwise disposed of, by the Allocable Debt.

          "Applicable Total Appraisal" shall mean the most recent of the Initial Total Appraisal and any Subsequent Total Appraisal.

          "Bank of America" shall have the meaning assigned thereto in the Preamble.

          "Bankruptcy Case" shall mean, with respect to any Person, an insolvency, bankruptcy, dissolution, liquidation or reorganization, or the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such Person or any substantial part of such Person's property.

          "Bankruptcy Code" shall mean the Bankruptcy Code, Title 11, United States Code.

          "Bankruptcy Proceeding" shall mean, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, including without limitation any case involving such Person as a debtor under the Bankruptcy Code.

          "Borrower" shall have the meaning assigned thereto in the Preamble.

          "Business Day" shall mean any day which is not a Saturday, Sunday or a day on which any of the Secured Parties are authorized or obligated by law, executive order or governmental decree to be closed in New York, New York or in Los Angeles, California.

          "Collateral" shall mean all assets (including, without limitation, real property, personal property and fixtures) of the Borrower and each of its Subsidiaries, both tangible and intangible, (i) described as collateral for the Secured Obligations in the Security Instruments or (ii) upon which the Borrower or any of its Subsidiaries is required pursuant to the terms of any Note Purchase Agreement and/or the Facility A Credit Agreement to grant to the Collateral Agent for the benefit of the Secured Parties a Lien, including, without limitation, all of the present and future timberland and substantially all of the present and future sawmill assets of the Borrower and its Subsidiaries.

          "Collateral Agent" shall have the meaning assigned thereto in the Preamble.

          "Collateral Agent's Fee" shall mean an annual fee of $50,000.

          "Collateral Proceeds" shall mean and include the proceeds of any sale or disposition of any of the Collateral in connection with (i) the enforcement of the Liens granted pursuant to the Security Instruments or (ii) any other exercise of the rights of the Collateral Agent on behalf of the Secured Parties pursuant to the Security Instruments and this Agreement.

          "Credit Obligations" shall have the meaning assigned thereto in the Recitals.

          "Current Appraisal" means, in connection with the sale, transfer or other disposition of any of the properties (or portions thereof, as applicable) listed on the attached Schedule D, an appraisal of such property (or portion thereof) conducted by the Forestry Consultant as of a date not more than thirty (30) days prior to the date of such sale, transfer or other disposition.

          "Default Notice" shall have the meaning assigned thereto in Section 3.2(a).

          "Deferred Inland Payment" shall mean the first $10,000,000 of Distributions in respect of outstanding principal of the Subject Obligations pursuant to this Agreement other than Distributions from the disposition of Collateral (including without limitation Collateral Proceeds) (it being understood that such Distributions shall constitute the deferred distribution of the first $10,000,000 of the proceeds of the sale of the Inland Tree Farm South, which was initially applied to repayment of principal outstanding under the Facility B Credit Agreement).

          "Distribution" shall mean any and all payments or distributions (direct or indirect) of any kind or character (whether such payments or distributions are attributable to Collateral or to assets or property other than Collateral and whether in the form of cash or any other property) in respect of any of the Secured Obligations, including, without limitation:

              (i)  any voluntary payment or distribution with respect to the Secured Obligations (including any prepayment (whether optional or otherwise) or any purchase of any of the Secured Obligations) by the Borrower, the Partnership or any Subsidiary of the Borrower or the Partnership;

            (ii)  any setoff or assertion of a banker's lien or similar right (including, without limitation, any secured lien arising therefrom under the Bankruptcy Code);

            (iii)  any distribution of proceeds from any exercise of rights or remedies by any Secured Party (including, without limitation, any Collateral Proceeds);

            (iv)  any payments or other distributions (including, without limitation, payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Secured Party) made pursuant to the terms of any Security Instrument or the exercise of any rights (statutory or otherwise) with respect to the Collateral or any Secured Obligation; and

            (v)  any payment or other distribution from the estate of the Borrower, the Partnership, or any Subsidiary of the Borrower or the Partnership in any Bankruptcy Proceeding;

  provided, that, the term "Distributions" shall not include any payment or distribution (w) from the net proceeds of any Equity Issuance after the date of this Agreement, if such proceeds are used to repay all or part of the Facility A Loans or the Notes (in compliance with the terms of the Note Purchase Override Agreement), as elected by the Borrower, (x) from the proceeds of a Permitted Refinancing, (y) by the Borrower (or by the Partnership on behalf of the Borrower) of Common Units (as defined in the Note Purchase Override Agreement) for payment in respect of Make-Whole Amounts, and (z) for avoidance of doubt, in respect of the obligations of the Borrower under and in connection with the Facility B Credit Agreement, including without limitation from the proceeds of any collateral securing the obligations of the Borrower under the Facility B Credit Agreement.

          "Enforcement" shall mean taking any action seeking remedies with respect to the Collateral or pursuing enforcement (judicial or otherwise) with respect to any of the Liens granted under the Security Instruments. For the avoidance of doubt, "Enforcement" shall not include (i) filing any involuntary petition of bankruptcy or similar action with respect to the Borrower or (ii) any action permitted by Section 5.1.

          "Enforcement Directive" shall have the meaning assigned thereto in Section 2.2(a) below.

          "Equity Issuance" shall mean any issuance by the Partnership to any Person (other than the Borrower or any Subsidiary thereof) of any limited partnership interests, or any other interest or participation that confers on a Person the right to receive a share of the profits, but not the losses, of, or distribution of assets of, the Partnership, the proceeds of which are contributed to the Borrower by the Partnership.

          "Existing Facility A Credit Agreement" shall have the meaning assigned thereto in the Recitals.

          "Existing Facility A Loans" shall have the meaning assigned thereto in the Recitals.

          "Facility A Credit Agreement" shall mean the Existing Facility A Credit Agreement and any agreement evidencing a Permitted Refinancing thereof.

          "Facility A Loans" shall mean the Existing Facility A Loans and any loans outstanding pursuant to a Permitted Refinancing.

          "Facility B Credit Agreement" means that certain Amended and Restated Facility B Credit Agreement dated as of December 1, 1999 between the Borrower, the financial institutions from time to time party thereto and Bank of America, as administrative agent, as amended or otherwise modified from time to time, or any replacement therefor that constitutes a Working Capital Facility (as defined in the Uniform Covenants and Events of Default).

          "Facility B Liens" means the liens granted by the Borrower to the agent under the Facility B Credit Agreement pursuant to that certain Security Agreement dated as of December 1, 1999.

          "Fair Market Value" means, on any date, fair market value as of such date, as determined in accordance with customary industry standards and procedures by the Forestry Consultant.

          "Forestry Consultant" means the forestry consultant (and any successor thereto) in each instance retained in accordance with Section 2.2(d)(i).

          "Indemnified Liabilities" shall have the meaning assigned thereto in Section 2.8 below.

          "Indemnity Share" shall have the meaning assigned thereto in Section 2.8.

          "Initial Total Appraisal" shall have the meaning assigned thereto in Section 2.2(d)(i).

          "Inland Tree Farm North" means the property commonly referred to as Inland Tree Farm North that is being sold by the Borrower pursuant to the Purchase and Sale Agreement made and entered into on or about February 5, 2002 with Patriot Investments LLC.

          "Inland Tree Farm South" means the property commonly referred to as Inland Tree Farm South that has been sold by the Borrower pursuant to the Purchase and Sale Agreement made and entered into on or about February 5, 2002 with Patriot Investments LLC.

          "Joinder Agreement" means a joinder agreement in substantially the form attached hereto as Schedule E.

          "Lenders" shall have the meaning assigned thereto in the Preamble, unless the Existing Facility A Loans shall have been refinanced pursuant to a Permitted Refinancing, in which case "Lenders" shall include the Replacement Lenders.

          "Lien" shall mean any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

          "Loan Obligations" shall mean the Credit Obligations and shall include the obligations of the Borrower to the Agent (including any replacement agent) and the Lenders (including any Replacement Lenders) in connection with the Facility A Loans.

          "Make-Whole Amount" shall have the respective meaning assigned thereto in the applicable Note Purchase Agreements.

          "Mortgages" shall mean, collectively all mortgages and deeds of trust executed by the Borrower or a Subsidiary thereof in favor of the Collateral Agent, on behalf of the Secured Parties, each as amended, modified or supplemented from time to time in accordance with Section 7.4 of this Agreement.

          "Net Sale Proceeds" shall mean, in connection with any sale, transfer or other disposition of property, all cash proceeds of any such sale, transfer or other disposition net only of pro rated ad valorem taxes, any commissions due brokers not affiliated with Borrower (such commissions in aggregate not to exceed 10% of the gross sales price) and reasonable and customary cash costs of closing with respect thereto, including sale, use or other transaction taxes paid or payable by Borrower as a direct result thereof.

          "1994 Notes" has the meaning assigned thereto in the Recitals.

          "1994 Note Agreement" has the meaning assigned thereto in the Recitals.

          "1995 Notes" has the meaning assigned thereto in the Recitals.

          "1995 Note Agreement" has the meaning assigned thereto in the Recitals.

          "1996 Notes" has the meaning assigned thereto in the Recitals.

          "1996 Note Agreement" has the meaning assigned thereto in the Recitals.

          "1997 Notes" has the meaning assigned thereto in the Recitals.

          "1997 Note Agreement" has the meaning assigned thereto in the Recitals.

          "Non-Indemnifying Secured Party" shall have the meaning assigned thereto in Section 2.8 below.

          "Non-Returning Secured Party" shall have the meaning assigned thereto in Section 3.4(c) below.

          "Noteholder Agent" shall mean an agent to the Noteholders appointed by the Noteholders pursuant to and in compliance with Section 5.3 of the Note Purchase Override Agreement.

          "Noteholder Obligations" shall have the meaning assigned thereto in the Recitals.

          "Noteholders" shall have the meaning assigned thereto in the Preamble.

          "Note Purchase Agreements" shall have the meaning assigned thereto in the Recitals.

          "Note Purchase Override Agreement" shall mean the Note Purchase Override Agreement, dated as of April 19, 2002, between the Borrower and the Noteholders and, for purposes of agreeing to Section 6.11 thereof, certain Affiliates of the Borrower, as amended, modified or supplemented from time to time in accordance with Section 7.4 hereof.

          "Notes" shall have the meaning assigned thereto in the Recitals.

          "Outstanding Senior Indebtedness" shall mean, as at any date, the sum of the Loan Obligations and Noteholder Obligations as at such date.

          "Partnership" shall have the meaning assigned thereto in the Preamble.

          "Permitted Disposition" shall mean any of the following:

              (i)  the sale, transfer or other disposition of any of the properties (or portion thereof) listed on the attached Schedule D by the Borrower to a Person who is not an Affiliate of the Borrower; provided, that such sale generates Net Sale Proceeds received on the date of such sale, transfer or other disposition (x) in an amount equal to or greater than the Fair Market Value of such property (or portion thereof), as set forth in the applicable Current Appraisal, and (y) in an amount equal to or greater than the Allocable Release Amount for such property (or portion thereof) as of the date of such sale, transfer or other disposition; provided that, with respect to any one property listed on Schedule D (including all portions thereof, to the extent sold separately), which property shall be selected by the Company in its sole discretion, the sale, transfer or other disposition of such property (including all portions thereof, to the extent sold separately) need only generate Net Sale Proceeds received on the date of such sale, transfer or other disposition, equal to or greater than the Fair Market Value for such property (or portion thereof), as set forth in the applicable Current Appraisal, and need not generate Net Sale Proceeds received on the date of such sale, transfer or other disposition, equal to or greater than the Allocable Release Amount for such property (or portion thereof);

            (ii)  the sale of Inland Tree Farm South; and

            (iii)  the sale of Inland Tree Farm North;

  in each case provided that the Net Sale Proceeds thereof are tendered immediately to the Collateral Agent to be distributed as set forth herein.

          "Permitted Refinancing" shall mean a refinancing of the Facility A Loans with a credit facility with (i) the same or lower Applicable Margin (as defined in the Existing Facility A Credit Agreement) and the same calculation of base interest rate (i.e., based on the federal funds rate, the Agent's "reference rate" or LIBOR, with the same rights of the Borrower to choose among them), (ii) the same amortization, (iii) the same or lower bank fees, and the same or less restrictive covenants and events of default and (iv) substantially the same other terms as the Existing Facility A Credit Agreement; provided that each of the financial institutions providing such credit facility shall have executed a Joinder Agreement.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 19, 2002, among the Partnership, the Borrower and the Noteholders, as amended, modified or supplemented from time to time in compliance with Section 7.4 of this Agreement.

          "Replacement Lenders" shall mean the financial institution(s) providing any Permitted Refinancing.

          "Required Lenders" shall mean, as of any date, Lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of the Facility A Loans (excluding any Facility A Loans owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership).

          "Required Noteholders" shall mean, as of any date:

              (i)  with respect to the delivery of any Enforcement Directive, Noteholders holding at least 51% of the aggregate outstanding principal amount of the Notes as of such date (excluding the outstanding principal amount of any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership) voting as a single class, and at such time as the principal amount of the Notes (excluding the outstanding principal amount of any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership) have been paid in full, Noteholders holding at least 51% of the aggregate amount of Make-Whole Amounts that are due with respect to the Notes (excluding any Make-Whole Amounts accrued with respect to any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership); and

            (ii)  with respect to all other matters, the respective Noteholders holding at least 55% of the aggregate outstanding principal amount of the 1994 Notes, the 1995 Notes, the 1996 Notes and the 1997 Notes (voting as separate classes) as of such date (excluding in each instance the outstanding principal amount of any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership), and at such time as the principal amount of the 1994 Notes, the 1995 Notes, the 1996 Notes and the 1997 Notes (excluding in each instance the outstanding principal amount of any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership), as the case may be, have been paid in full, the respective Noteholders holding at least 55% of the aggregate amount of Make-Whole Amounts accrued with respect to the 1994 Notes, the 1995 Notes, the 1996 Notes and the 1997 Notes (voting as separate classes) that are due with respect to the respective Notes (excluding any Make-Whole Amounts accrued with respect to any Notes owned, directly or indirectly, by the Borrower, the Partnership or any Subsidiary, Affiliate, officer or director of the Borrower or the Partnership).

          "Required Secured Parties" shall mean both the Required Lenders and the Required Noteholders, voting as separate classes; provided, that, (i) if the Loan Obligations are paid in full, Required Secured Parties shall mean the Required Noteholders, and (ii) if the Noteholder Obligations are paid in full, Required Secured Parties shall mean the Required Lenders.

          "Responsible Officer" shall mean the chief executive officer, the president, the chief financial officer, any senior vice president, any vice president or the Person serving as the secretary and general counsel of the Borrower, or any other officer having substantially the same authority and responsibility.

          "Retained Notes" shall mean, with respect solely to the Distributions hereunder on December 31, 2005, any Notes that shall not have been put to the Borrower pursuant to Section 2.2(b) of the Note Purchase Override Agreement and shall not otherwise have become due and payable on December 31, 2005.

          "Returned Amount" shall have the meaning assigned thereto in Section 3.4(c) below.

          "Returned Amount Share" shall have the meaning assigned thereto in Section 3.4(c).

          "Secured Obligations" shall mean (i) all of the Loan Obligations, (ii) all of the Noteholder Obligations, and (iii) all obligations of the Borrower arising under this Agreement, the Security Instruments, the Registration Rights Agreement and any agreement entered into between the Borrower and the Noteholder Agent pursuant to and in compliance with Section 5.3 of the Note Purchase Override Agreement.

          "Secured Party" shall individually mean any Lender, any Noteholder, any Noteholder Agent, the Collateral Agent or Agent and "Secured Parties" shall mean all of the Lenders, the Noteholders, any Noteholder Agent, the Collateral Agent and the Agent.

          "Security Agreement" shall mean that certain Security Agreement, to be made and entered before June 30, 2002, between the Borrower and the Collateral Agent, as amended, modified or supplemented from time to time in accordance with Section 7.4 of this Agreement.

          "Security Instruments" means, collectively, the Security Agreement, the Mortgages and all other agreements including control agreements, instruments, mortgages and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary thereof shall grant or convey to any Secured Party a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Outstanding Senior Indebtedness or other obligation or liability arising under the Transaction Documents, as any of them may be amended, modified or supplemented from time to time in accordance with Section 7.4 of this Agreement.

          "Security Termination Date" shall mean the earlier of (i) the date on which all of the Secured Obligations shall have been paid in full; and (ii) the date all of the Secured Parties agree in writing to the termination of this Agreement.

          "Senior Indebtedness Event of Default" shall mean the occurrence and continuation beyond any grace or cure period applicable thereto of any event of default under the terms of or as defined in any Transaction Document.

          "Special Rules" shall mean, with respect to the appointment of a successor Collateral Agent in accordance with Section 2.9(a) or a Forestry Consultant in accordance with Section 2.2(d)(i), an arbitration procedure whereby the Required Lenders shall submit to the arbitrator a list of three (3) candidates and the Required Noteholders shall submit to the arbitrator a list of three (3) candidates (in each case such submission to be made within the ten (10) days after commencement of such arbitration), and the arbitrator shall, after affording the Required Lenders and Required Noteholders an opportunity to be heard, select the successor Collateral Agent or Forestry Consultant, as the case may be, from the six potential candidates (such selection to be made within twenty (20) days after commencement of such arbitration).

          "Subject Obligations" shall mean all Noteholder Obligations and all Loan Obligations.

          "Subsequent Total Appraisal" shall have the meaning assigned thereto in Section 6.5.

          "Subsidiary" means, with respect to any Person, any corporation or other entity (i) in which more than 50% of its outstanding voting stock or more than 50% of all of its equity interests is owned directly or indirectly by such Person and/or by one or more of such Person's Subsidiaries and (ii) which has assets having an aggregate book value of $10,000 or more.

          "Third Amendment" shall mean the Third Amendment to Amended and Restated Credit Agreement, dated as of the date hereof, between the Borrower, the Agent and the Lenders and, for purposes of agreeing to Section 7 thereof, certain Affiliates of the Borrower.

          "Transaction Documents" shall mean collectively, this Agreement, the Facility A Credit Agreement, the Third Amendment, the Notes, the Note Purchase Agreements, the Note Purchase Override Agreement, the Registration Rights Agreement and the Security Instruments.

          "Uniform Covenants and Events of Default" means the schedule of Uniform Covenants and Events of Default incorporated into the Facility A Credit Agreement and each of the Note Purchase Agreements.

        Section 2    THE COLLATERAL AGENT

        Section 2.1    Appointment and Authorization.    Subject to the provisions of Section 2.9 hereof, Bank of America is hereby irrevocably designated and appointed as the Collateral Agent for the benefit of the Secured Parties under the Security Instruments, and is hereby irrevocably authorized to take such action as is expressly provided for under the provisions of this Agreement and to exercise such powers as are expressly conferred upon or delegated to the Collateral Agent by the terms of any of the Security Instruments and this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any of the Secured Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Instruments or this Agreement or otherwise be deemed to exist for, be undertaken by, or apply to or against the Collateral Agent. The Collateral Agent is hereby expressly authorized in such capacity on behalf of the Secured Parties, without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

          (i)    to implement the sharing of Distributions as contemplated by this Agreement and to receive on behalf of each of the Secured Parties any payment of monies paid thereto in accordance with the Security Instruments, and to distribute to each Secured Party its respective share of all payments (including the Distributions) so received in accordance with the terms of this Agreement;

          (ii)  to receive all documents and items to be furnished under the Security Instruments;

          (iii)  to maintain physical possession of any of the Collateral as contemplated by any of the Security Instruments;

          (iv)  to act on behalf of each Secured Party in and under the Security Instruments and this Agreement;

          (v)  to execute and deliver to the Borrower requests, demands, notices, approvals, consents and other communications received from any Secured Party in connection with the Security Instruments subject to the terms and conditions set forth herein;

          (vi)  to the extent permitted by this Agreement and the Security Instruments, to exercise for its own benefit and the benefit of each Secured Party all remedies of the Secured Parties under any of the Security Instruments as directed in writing by either the Required Lenders or the Required Noteholders, subject, however, to the right to take action described in Section 2.2(c) so long as consistent with the terms of the Security Instruments;

          (vii) to execute and deliver applications and releases as provided in the Security Instruments and this Agreement; and

          (viii)    to take such other actions, other than as specified in Sections 2.2(a) and (c) hereof, as may be requested in writing by the Required Secured Parties or as are reasonably incidental to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation or any Transaction Document.

        Section 2.2    Duties.

          (a)  Upon the Collateral Agent's receipt of (i) a Default Notice from any Secured Party giving notice of a Senior Indebtedness Event of Default and (ii) written notice from either the Required Lenders or the Required Noteholders directing the Collateral Agent to take specific action under any Security Instrument for the benefit of the Secured Parties (an "Enforcement Directive"), the Collateral Agent shall undertake to proceed as directed as soon as possible and in no event later than two (2) Business Days after receipt of both such notices. All Enforcement actions undertaken by the Collateral Agent, whether or not directed by the Required Lenders or the Required

  Noteholders, shall be in accordance with the terms of the Transaction Documents and applicable law. The Collateral Agent shall deliver a copy of any Default Notice and any Enforcement Directive to each Secured Party not signatory thereto within one (1) Business Day of its receipt by the Collateral Agent. The Collateral Agent shall be entitled to rely and act upon advice of counsel (including, without limitation, counsel to any Secured Party), independent accountants and other experts selected by the Collateral Agent with reasonable care concerning all matters pertaining to any duties hereunder.

          (b)  The Collateral Agent shall have no obligation to, nor liability for failure to, independently verify the existence or occurrence of any events set forth in any Default Notice it shall receive pursuant to Section 2.2(a) hereof and the Collateral Agent may rely thereon as to each matter stated therein as more fully set forth in Section 2.5 hereof and shall be indemnified by the Secured Parties in the manner and pursuant to the terms of Section 2.8 hereof.

          (c)  The Collateral Agent shall not release, substitute, exercise any right or remedy, or take any other action with respect to any Collateral without the prior written consent of the Required Secured Parties, except (i) as is necessary to prevent the waste, diminution, impairment or loss of Collateral, if notice to or an Enforcement Directive from the Required Lenders or the Required Noteholders could not reasonably be provided or obtained; (ii) as permitted under Section 6.4 hereof; and (iii) in connection with an Enforcement Directive from the Required Lenders or the Required Noteholders. The Collateral Agent shall give notice to each Secured Party of any substantial or material action taken by the Collateral Agent pursuant Section 2.2(c)(i) or Section 6.4 promptly after taking such action.

          (d)  (i) The Collateral Agent shall, within 30 days of the date of this Agreement, at the Borrower's expense, retain a Forestry Consultant consented to in writing by the Required Lenders and the Required Noteholders (x) to appraise each of the properties listed on the attached Schedule D (such appraisal of all such properties, the "Initial Total Appraisal"), (y) from time to time thereafter to conduct appraisals required hereunder, and (z) to perform such other tasks as provided for under Section 2.14 of the Uniform Covenants and Events of Default. If the Required Lenders and the Required Noteholders are unable to agree on the Forestry Consultant to be retained, or any successor thereto, the Required Lenders shall retain a forestry consultant (the "Lender Consultant") and the Required Noteholders shall retain a forestry consultant (the "Noteholder Consultant") and the Lender Consultant and the Noteholder Consultant shall jointly select the Forestry Consultant to be retained by the Collateral Agent for the benefit of both the Required Noteholders and the Required Lenders. If the Lender Consultant and the Noteholder Consultant cannot agree as to the Forestry Consultant to be retained by the Collateral Agent within thirty (30) days after the earlier of the date the Lender Consultant was retained and the date the Noteholder Consultant was retained, then any Secured Party may seek the appointment of a Forestry Consultant through binding arbitration conducted in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law) and the Special Rules. If a Noteholder Agent shall have been appointed by the Noteholders, any Forestry Consultant retained by the Collateral Agent shall thereupon be jointly retained by the Collateral Agent, the Agent, and the Noteholder Agent in accordance with the procedure described in this Section 2.2(d).

            (ii)  At any time, either the Required Lenders or the Required Noteholders shall have the right, upon the delivery of five (5) Business Days written notice to the Collateral Agent, to direct that the engagement of any particular Forestry Consultant be terminated and to direct that a successor Forestry Consultant be retained in accordance with Section 2.2(d)(i). Upon its receipt of such notice, the Collateral Agent shall deliver copies of such notice to the Borrower and all Secured Parties that have not executed such notice and shall cause such engagement to be terminated (such termination to be effective upon the appointment of a successor Forestry Consultant in accordance with Section 2.2(d)(i)).

            (iii)  The Collateral Agent shall (x) promptly upon its receipt of any appraisal conducted by the Forestry Consultant (including without limitation the Initial Total Appraisal), deliver copies thereof to each of the Secured Parties and the Borrower and (y) promptly upon its receipt of any other reports prepared by the Forestry Consultant (including without limitation any reports relating to the Borrower's inventory management system) deliver copies thereof to each of the Secured Parties.

        Section 2.3    Agents and Attorneys-in-fact.    The Collateral Agent may execute any of its duties under the Security Instruments or this Agreement by or through its agents or attorneys-in-fact.

        Section 2.4    Limitation on Liability.    Neither the Collateral Agent nor any of its officers, directors, employees, affiliates, agents or attorneys-in-fact (collectively, the "Agent Parties") shall be liable to the Secured Parties for any action lawfully taken or omitted to be taken by it or them under or in connection with the Security Instruments or this Agreement except for its or their own gross negligence or willful misconduct, including without limitation any liability with respect to (i) the sharing of the Distributions as contemplated by this Agreement, (ii) the application pursuant to the terms of this Agreement of Collateral Proceeds realized from time to time by the Collateral Agent on behalf of the Secured Parties, (iii) the exercise of any remedy, including without limitation the sale or sales of Collateral conducted by the Collateral Agent in accordance with the terms hereof and of the Security Instruments pursuant to any Enforcement Directive delivered by either the Required Lenders or the Required Noteholders to the Collateral Agent in connection with any Default Notice and (iv) the protection or preservation of the Collateral in its possession. No Agent Party shall be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any officer thereof contained in any of the Security Instruments or any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Collateral Agent under or in connection with this Agreement, the Security Instruments or the other Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Instruments or any other Transaction Document, or for any failure of the Borrower, any of its Subsidiaries or any Secured Party (other than the Collateral Agent) to perform its obligations thereunder, or for the perfection or priority of any Lien or the existence or state of, or title to, any of the Collateral. The Collateral Agent shall be under no obligation to any of the Secured Parties to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of the Security Instruments, this Agreement, or any other Transaction Documents on the part of the Borrower, any of its Subsidiaries or any Secured Party (other than the Collateral Agent) or to inspect the properties, books or records of the Borrower, any of its Subsidiaries or any Secured Party (other than the Collateral Agent). The agreements in this Section 2.4 shall survive the payment of the Secured Obligations and the termination of this Agreement, the Security Instruments and any other Transaction Documents.

        Section 2.5    Reliance.    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, without independent investigation, upon any certification, notice, consent or other communication (including, without limitation, any thereof delivered by telephone or telefacsimile) reasonably believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Secured Party), independent accountants and other experts selected by the Collateral Agent with reasonable care. The Collateral Agent shall be fully justified in failing or refusing to take any Enforcement action under the Security Instruments or this Agreement unless it shall first receive an Enforcement Directive from either the Required Lenders or the Required Noteholders as provided in this Agreement and it shall first be indemnified to its reasonable satisfaction (which standard shall be applied on the same basis to the Noteholders as to the Lenders) by such directing Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Security Instruments or this Agreement in accordance with a request of either the Required Lenders or the Required Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and their successors and assignees.

        Section 2.6    Notice of Default.    The Collateral Agent shall not be deemed to have constructive knowledge or notice of the occurrence of any Senior Indebtedness Event of Default with respect to which it does not have actual knowledge by any of its personnel or officers active in its service as Collateral Agent unless it has received a Default Notice that is clearly identified as such.

        Section 2.7    No Representations.    Each Secured Party that is a party hereto acknowledges that neither the Collateral Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower, and the status, nature and value of the Collateral, and made its own decision to enter into this Agreement and the Transaction Documents to which it is party. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder or under the Security Instruments, the Collateral Agent shall have no duty or responsibility to provide any Secured Party with any credit or other information concerning the Collateral or the affairs, financial condition or business of the Borrower (other than with respect to Distributions pursuant to Section 3.4 hereof) which may come into the possession of the Collateral Agent.

        Section 2.8    Reimbursement / Indemnification.    Each Secured Party agrees to indemnify for its Indemnity Share (as defined below) each Agent Party in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower so to do) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of any amounts due under this Agreement or any Transaction Document) be imposed on or incurred by any Agent Party in any way relating to or arising out of the Security Instruments, this Agreement, the other Transaction Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated thereby or hereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing (collectively, the "Indemnified Liabilities"); provided, that no Secured Party shall be liable for the payment of any portion of such Indemnified Liabilities resulting from an Agent Party's gross negligence or willful misconduct; provided, further, that no Secured Party shall be liable for the payment of any portion of such Indemnified Liabilities resulting from actions taken by an Agent Party pursuant to an Enforcement Directive unless such Secured Party executed such Enforcement Directive. If any Secured Party (a "Non-Indemnifying Secured Party") fails to tender payment of its ratable share, determined based on the outstanding principal amount (or, if no principal amount is outstanding in respect of the Subject Obligations, then the outstanding Make-Whole Amount) owing to such Secured Party at such time to the outstanding principal amount (or, if no principal amount is outstanding in respect of the Subject Obligations, then the outstanding Make-Whole Amount) owing to all Secured

Parties (or, in the case of an Enforcement Directive, owing to all Secured Parties that executed such Enforcement Directive) at such time, of any of such Indemnified Liabilities (its "Indemnity Share"), then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any Distributions (including, without limitation, Collateral Proceeds) otherwise payable to such Non-Indemnifying Secured Party an amount equal to its Indemnity Share remaining unpaid at such time of receipt of such Distributions (including, without limitation, Collateral Proceeds) and apply such amount withheld in satisfaction of such Indemnity Share. The Collateral Agent shall also have the right to collect from such Non-Indemnifying Secured Party, and/or withhold from any Distributions to otherwise be made to such Non-Indemnifying Secured Party, the Collateral Agent's reasonable costs and expenses incurred in collecting such Non-Indemnifying Secured Party's Indemnity Share, plus interest on any unpaid portion of such Indemnity Share at the federal judgment rate from the date the Collateral Agent first requested payment of such Indemnity Share. The agreements in this Section 2.8 shall survive the payment of the Outstanding Senior Indebtedness and the termination of this Agreement, the Security Instruments and the other Transaction Documents.

        Section 2.9    Resignation and Removal of Collateral Agent.

          (a)  If the Collateral Agent shall resign as Collateral Agent under this Agreement (or be removed pursuant to Section 2.9(b)), such resignation (or removal) to be effective upon the appointment of a successor Collateral Agent, then the Required Secured Parties may appoint a successor Collateral Agent for the Secured Parties, which successor Collateral Agent shall be a commercial bank, insurance company or trust company organized under the laws of the United States of America or any state thereof having a combined surplus and capital of not less than $500,000,000, whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the former Collateral Agent and the obligations of the former Collateral Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement; provided, however, that if the Required Secured Parties cannot agree as to a successor Collateral Agent within fifteen (15) days after notice of such resignation (or removal), then any Secured Party may seek the appointment of a successor Collateral Agent through binding arbitration conducted in accordance with the Federal Arbitration Act (or, if not applicable, applicable state law) and the Special Rules; provided, further, that if a successor Collateral Agent has not been appointed within ninety (90) days from notice of such resignation (or removal) then the resigning (or removed) Collateral Agent may appoint an interim Collateral Agent (which shall not be a Lender, a Noteholder or any Affiliate of any thereof) meeting the qualifications set forth above to act as Collateral Agent pending the appointment of a successor Collateral Agent through the procedure described herein.

          (b)  The Collateral Agent may be removed without cause at any time by the vote of either the Required Lenders or the Required Noteholders and written notice thereof delivered to the Collateral Agent. If the Collateral Agent is so removed, the Required Secured Parties may appoint a successor Collateral Agent in accordance with Section 2.9(a) hereof.

          (c)  After the effective date of the resignation or removal of the Collateral Agent hereunder, the provisions of this Section 2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Security Instruments and this Agreement; provided, however, that any liability of such Collateral Agent arising from the performance of its obligations hereunder prior to such resignation or removal shall survive such resignation or removal.

          (d)  Each of the parties hereto, including any resigning or removed Collateral Agent, agrees to execute whatever documents are necessary or reasonably requested, including without limitation amendments to or assignments of any of the Security Instruments, to effect the resignation or removal of the Collateral Agent under this Agreement or any other document executed pursuant to this Agreement and to continue the perfection of the Liens on the Collateral.

        Section 2.10    Collateral Agent under Security Instruments.    The Collateral Agent hereunder hereby agrees to serve as Collateral Agent under the Security Instruments. Any resignation or removal of the Collateral Agent hereunder and the appointment of a substitute Collateral Agent shall also be effective as a resignation, removal or substitution of the Collateral Agent under the Security Instruments.

        Section 3    ENFORCEMENT, PRIORITY AND DISTRIBUTION OF COLLATERAL PROCEEDS

        Section 3.1    Enforcement With Respect to Collateral.    Each and every Secured Party shall have the right to deliver a Default Notice to the Collateral Agent to the extent a Senior Indebtedness Event of Default shall have occurred under a Transaction Document to which such Person is a party (except that the Lenders (acting in such capacity) shall act solely as a group through direction to the Agent). Upon and after the delivery to the Collateral Agent of (i) a Default Notice by any Secured Party and (ii) an Enforcement Directive from either the Required Lenders or the Required Noteholders, the Collateral Agent shall undertake Enforcement pursuant to Section 2.2(a) hereof, and proceed to protect and enforce rights or remedies granted under the Security Instruments as directed in the Enforcement Directive, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in the Security Instruments, or to enforce any other legal or equitable right or remedy provided therein. Other than actions necessary to prevent the waste, diminution, impairment or loss of any Collateral, which actions could not reasonably await notice to or an Enforcement Directive from either the Required Lenders or the Required Noteholders, each Secured Party that is a party hereto hereby agrees that it shall not take any action of Enforcement in respect of or affecting any Collateral except through the delivery of an Enforcement Directive from either the Required Lenders or the Required Noteholders to the Collateral Agent.

        Section 3.2    Cooperation of Secured Parties.    Each Secured Party that is a party hereto hereby agrees and covenants with each other Secured Party that:

          (a)  Promptly after having actual knowledge of the occurrence of a Senior Indebtedness Event of Default, such Secured Party (or, with respect to the Lenders, the Agent) will deliver to the Collateral Agent and to each other Secured Party written notice of such Senior Indebtedness Event of Default, clearly identified as a Default Notice as provided in Section 2.6 (a "Default Notice") identifying the nature of such Senior Indebtedness Event of Default and specifying the Transaction Document under which such Senior Indebtedness Event of Default arose; provided, however, that no Default Notice shall be required to be given (i) if such Senior Indebtedness Event of Default is waived or cured by amendment prior to the time a Default Notice is delivered, or (ii) if notice of such Senior Indebtedness Event of Default has previously been delivered to the Collateral Agent; provided further, that the failure to give such notice shall not impair any rights hereunder or under any of the Security Instruments or the other Transaction Documents;

          (b)  it will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise reasonably required and requested for any other purpose hereof;

          (c)  it will from time to time consult with the Collateral Agent and the other Secured Parties in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Transaction Documents; and

          (d)  it will give the Collateral Agent and each other Secured Party prompt written notice of any Acceleration Event (unless notice of such Acceleration Event has previously been delivered to the Collateral Agent); provided, however, that the failure to give such notice shall not impair any rights hereunder or under any of the Security Instruments or the Transaction Documents. Nothing contained herein shall prevent, restrict, or limit any right under the applicable Transaction Documents for a Secured Party to accelerate or suspend or terminate all or any portion of any Secured Obligation.

        Section 3.3    Priority of Interests.    Notwithstanding any agreements or arrangements in existence prior to the date hereof or hereafter arising or the existence or priority of any Lien in any of the Collateral held by a Secured Party or any other Person on behalf of a Secured Party (other than, for avoidance of doubt, the Facility B Liens granted by the Borrower to the agent and lenders party to the Facility B Credit Agreement to secure the Borrower's obligations thereunder) on the date hereof or hereafter arising without giving effect to this Agreement, the rights and interests of such Secured Party in the Collateral, and any Lien therein, shall be subject to this Agreement and treated as among the Secured Parties as having such priority as set forth herein and shall be shared at all times among the Secured Parties in accordance herewith and the proceeds of any sale, transfer or other disposition of the Collateral for any reasons whatsoever shall be distributed in accordance with this Agreement.

        Section 3.4    Distributions.

          (a)    Sharing / Distributions.

              (I)  Each Secured Party agrees to share with the other Secured Parties all Distributions at all times and to apply all Distributions received by such Secured Party (in each case whether or not a Senior Indebtedness Event of Default shall have occurred and be continuing and whether or not any Bankruptcy Proceeding shall have commenced or be continuing) according to the priorities and in the manner provided in this Section 3.4. In furtherance of the foregoing, any and all payments and other Distributions required to be made by the Borrower in respect of the Secured Obligations shall at all times be paid by the Borrower to the Collateral Agent for distribution in accordance with paragraph (b) of this Section 3.4. Each Secured Party agrees that if it shall receive any Distributions (including payments received by setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Secured Party or to the Agent on behalf of the Lenders) other than from a distribution by the Collateral Agent pursuant to paragraph (b) of this Section 3.4, such Secured Party shall promptly (in no event later than five (5) Business Days after receipt thereof) pay the same over to the Collateral Agent in the same form as received (with such endorsements as may be necessary), and that until such Secured Party shall have made such payment it will hold such Distributions in trust for all the Secured Parties.

              (II)  Promptly following receipt of any Distributions, the Collateral Agent shall distribute to each Secured Party such Secured Party's share of the Distributions so received in accordance with paragraph (b) of this Section 3.4, provided that each Lender's share of the Distributions shall be paid to the Agent for the benefit of the Lenders. Until such Distributions are so applied, the Collateral Agent shall hold such amounts in its custody in accordance with its regular procedures for handling deposited funds.

              (III) Promptly after making any Distributions on any date under clause THIRD, or any clause beneath clause THIRD, of any of the "waterfall" provisions set forth in Section 3.4(b) below, the Collateral Agent shall give notice to each of the Secured Parties and the Borrower of all such Distributions.

          (b)    Order of Application.

              (I)  Until the earlier to occur of (A) an Acceleration Event, and (B) payment in full of the Loan Obligations and the Noteholder Obligations required to be paid on or before December 31, 2005, all Distributions received by the Collateral Agent shall, subject to clause (IV) below, be applied promptly by the Collateral Agent in the following order as of any date of distribution:

        FIRST:    to:

                (i)    payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Parties hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

                (ii)  the ratable payment of, or ratable reimbursement of a Secured Party for, the reasonable unpaid fees and expenses of counsel to the Noteholders and counsel to the Agent; and then

                (iii)  the ratable payment in respect of any costs, fees, expenses or other amounts then due and payable by the Borrower to any Secured Party in respect of the Secured Obligations not provided for above or below;

        SECOND:    to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Borrower in respect of the Subject Obligations;

        THIRD:    to the ratable payment in respect of all outstanding principal (whether or not then due and payable) in respect of the Subject Obligations (other than any principal amounts of Offshore Rate Loans (as defined in the Facility A Credit Agreement) that have been cash collateralized);

        FOURTH:    to the ratable payment of all Make-Whole Amounts (whether or not then due and payable) in respect of the Noteholder Obligations; and

        FIFTH:    to the Borrower or as otherwise required by applicable law.

        As used in clauses FIRST and SECOND of Section 3.4(b)(I), "ratable" shall mean with respect to each Secured Party, a ratio equal to (x) the amount then due and payable to such Secured Party under such clause to (y) the aggregate amount then due and payable to all Secured Parties under such clause. As used in clauses THIRD and FOURTH of Section 3.4(b)(I), "ratable" shall mean with respect to each Secured Party, a ratio equal to (x) the total amount owing (whether or not then due and payable) to such Secured Party under such clause to (y) the total amount owing (whether or not then due and payable) to all Secured Parties under such clause.

              (II)  Upon or after the occurrence of an Acceleration Event, unless all Loan Obligations and the Noteholder Obligations required to be paid on or before December 31, 2005 have previously been paid in full, all Distributions received by the Collateral Agent shall, subject to clause (IV) below, be applied promptly by the Collateral Agent in the following order as of any date of distribution:

        FIRST:    to:

                (i)    payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Parties hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

                (ii)  the ratable payment, or ratable reimbursement of a Secured Party for, the reasonable fees and expenses of counsel to the Noteholders and counsel to the Agent; provided that, if either the Required Lenders or the Required Noteholders shall have delivered written notice to the Collateral Agent on any date electing to treat all fees and expenses in this clause (ii) as subject to the priority set forth in clause FOURTH below, then all such fees and expenses incurred from and after such date shall be payable under clause FOURTH below rather than this clause FIRST;

        SECOND:    to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Borrower in respect of the Subject Obligations;

        THIRD:    to the ratable payment in respect of all outstanding principal (whether or not then due and payable) in respect of the Subject Obligations (other than any principal amounts of Offshore Loans (as defined in the Facility A Credit Agreement) that have been cash collateralized);

        FOURTH:    to the ratable payment in respect of any costs, fees, expenses or other amounts then due and payable by the Borrower to any Secured Party in respect of the Secured Obligations not provided for above or below;

        FIFTH:    to the ratable payment of all Make-Whole Amounts and any breakage costs with respect to the Facility A Loans (in each case whether or not then due and payable) in respect of the Subject Obligations; and

        SIXTH:    to the Borrower or as otherwise required by applicable law.

        As used in clauses FIRST, SECOND and FOURTH of Section 3.4(b)(II), "ratable" shall mean with respect to each Secured Party, a ratio equal to (x) the amount then due and payable to such Secured Party under such clause to (y) the aggregate amount then due and payable to all Secured Parties under such clause. As used in clauses THIRD and FIFTH of Section 3.4(b)(II), "ratable" shall mean with respect to each Secured Party, a ratio equal to (x) the total amount owing (whether or not then due and payable) to such Secured Party under such clause to (y) the total amount owing (whether or not then due and payable) to all Secured Parties under such clause.

              (III) If all Loan Obligations and Noteholder Obligations due and payable on December 31, 2005 have been paid in full in cash, then all Distributions received thereafter by the Collateral Agent shall, subject to clause (IV) below, be applied promptly by the Collateral Agent in the following order as of any date of distribution:

        FIRST:    to:

                (i)    payment of the Collateral Agent's Fee and any reasonable expenses incurred by the Collateral Agent in connection with enforcing the rights and remedies of the Secured Parties hereunder and under the Security Instruments and with any or all of the retaking, holding, preserving, processing, advertising, maintaining, preparing for or consummating any sale, lease or other disposition of any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto; and then

                (ii)  the payment, or ratable reimbursement of a Secured Party for, the reasonable fees and expenses of counsel to the Noteholders;

        SECOND:    to the ratable payment in respect of all accrued and unpaid interest then due and payable by the Borrower in respect of the Noteholder Obligations;

        THIRD:    to the ratable payment in respect of all outstanding principal then due and payable by the Borrower in respect of the Noteholder Obligations;

        FOURTH:    to the ratable payment of any Make-Whole Amounts then due and payable by the Borrower in respect of the Noteholder Obligations;

        FIFTH:    to the ratable payment of any costs, fees, expenses or other amounts then due and payable to any Secured Party by the Borrower in respect of the Secured Obligations to the extent not provided for above; and

        SIXTH:    to the Borrower or as otherwise required by applicable law.

        As used in any clause of Section 3.4(b)(III), "ratable" shall mean with respect to each Secured Party, a ratio equal to (x) the amount then due and payable to such Secured Party under such clause to (y) the aggregate amount then due and payable to all Secured Parties under such clause.

              (IV) Notwithstanding anything in this Agreement to the contrary:

                (a)  any Distribution with respect to the proceeds of the sale of the Inland Tree Farm South delivered to the Collateral Agent for distribution to the Secured Parties on the date of this Agreement shall be distributed as set forth on Schedule C hereto;

                (b)  the Deferred Inland Payment and any additional Distributions from proceeds of the sale of the Inland Tree Farm South or Inland Tree Farm North delivered to the Collateral Agent after the date of this Agreement (including without limitation any amounts previously "held back" from the proceeds of such sales) shall be allocated 50% to payment of outstanding principal (whether or not then due and payable) of the Notes and 50% to payment of outstanding principal (whether or not then due and payable) of the Facility A Loans;

                (c)  with respect solely to the payment hereunder on December 31, 2005 of principal of the Facility A Loans and of the Notes due December 31, 2005, if the Borrower has transferred to the Collateral Agent prior to 12:00 noon (New York time) on December 31, 2005, all amounts due and payable on December 31, 2005 in respect of the Loan Obligations, the Noteholder Obligations, and all other Secured Obligations, for purposes of clause THIRD of Section 3.4(b)(I), the outstanding principal amount of the Retained Notes (other than the principal thereof due on December 31, 2005) shall not be included in such payment or in the calculation of "ratable" thereunder for such payment;

                (d)  the Collateral Agent shall not be obligated to make a payment pursuant to this Section 3.4(b) until it shall have received a threshold amount of at least $100,000 of Distributions that are to be distributed at such time pursuant to this Section 3.4, unless such lesser amount would be the final amount to be paid to satisfy the Subject Obligations or the Collateral Agent's failure to make such payment would result in a Senior Indebtedness Event of Default; and

                (e)  any amounts withheld, pursuant to Section 2.8 or Section 3.4(c), by the Collateral Agent from a Distribution to be otherwise made to a Non-Indemnifying Secured Party or Non-Returning Secured Party shall be deemed to have been paid to such Non-Indemnifying Secured Party or Non-Returning Secured Party for purposes of determining each Secured Party's ratable share of any Distribution hereunder.

          (c)    Returned Amounts.    If at any time the Collateral Agent, the Agent or any Secured Party shall be required to restore or return, or if such party (with the consent of the Required Secured Parties) restores or returns in good faith settlement of pending or threatened avoidance claims, to the Borrower or any other Person other than to another Secured Party any Distributions or any portion thereof, whether by reason of the insolvency, reorganization or other similar event in respect of the Borrower or such Person or otherwise (a "Returned Amount"), then, (i) the Collateral Agent shall promptly give notice of the Returned Amount to each Secured Party, and (ii) each of the Secured Parties shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Secured Party, as the case may be) such amounts as are necessary such that each Secured Party shall have received and retained the amount it would have received under Section 3.4(b) had the Returned Amount not previously been distributed (its "Returned Amount Share"). If any Secured Party (a "Non-Returning Secured Party") fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any Distributions (including, without limitation, Collateral Proceeds) otherwise payable to such Non-Returning Secured Party an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such Distributions (including, without limitation, Collateral Proceeds) and apply such amount withheld in satisfaction of such Returned Amount Share. The Collateral Agent shall also have the right to collect from such Non-Returning Secured Party, and/or withhold from any Distributions to otherwise be made to such Non-Returning Secured Party, the Collateral Agent's reasonable costs and expenses incurred in collecting such Non-Returning Secured Party's Returned Amount Share, plus interest on any unpaid portion of such Returned Amount Share at the federal judgment rate from the date the Collateral Agent first requested payment of such Returned Amount Share. The agreements in this Section 3.4(c) shall survive the payment of the Outstanding Senior Indebtedness and the termination of the Security Instruments the other Transaction Documents and this Agreement.

        Section 3.5    Waivers of Rights.    Except as otherwise expressly set forth herein, until the occurrence of the Security Termination Date, each Secured Party hereby waives any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have to exercise any Enforcement action. Each Secured Party hereby agrees not to take any action whatsoever to enforce any term or provision of the Security Instruments or to enforce any right with respect to the Collateral in conflict with the provisions of this Agreement or the terms and provisions of the Security Instruments. Nothing set forth above or otherwise contained in this Agreement shall be interpreted as a waiver of any rights of setoff (by contract, law or otherwise) of any Secured Party (except that any setoff with respect to amounts owing in respect of any Secured Obligation shall be subject to the sharing provisions set forth herein).

        Section 3.6    Additional Collateral.    Each Secured Party hereby covenants and agrees that such Secured Party will not take, accept or obtain, as security for such Secured Party's Secured Obligations, any Lien (an "Additional Lien") upon any assets of any of the Borrower or any Subsidiary or Affiliate thereof (other than assets which, if obtained by the Secured Party, would constitute Collateral to secure the payment and performance of the Secured Obligations) unless the Collateral Agent on behalf of all Secured Parties is granted a priority Lien upon such assets and such assets become Collateral subject to this Agreement, in either case, pursuant to documents in form and substance satisfactory to all of the Secured Parties; provided, however, for avoidance of doubt, that nothing herein shall prevent the lenders and agent party to the Facility B Credit Agreement from obtaining and/or retaining Facility B Liens to secure the Borrower's obligations under and in connection with the Facility B Credit Agreement.

        Section 3.7    Pari Passu Nature of Obligations.    Each Secured Party acknowledges and agrees that the portions of each of the Secured Obligations share the benefit and Lien priority of and to the

Security Instruments, the Collateral and the Collateral Proceeds and the Distributions on the basis specified in Section 3.4(b).

        Section 3.8    Payments to Secured Parties.    All payments to be made by the Collateral Agent to the Noteholders pursuant to the terms and provisions of this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account for such Noteholder as described in Schedule A hereto or to such other bank account as any such Noteholder shall instruct the Collateral Agent in writing and all payments to be made by the Collateral Agent to the Lenders pursuant to the terms and provisions of this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account for such Lender as described in Schedule B hereto or to such other bank account as any such Lender shall instruct the Collateral Agent in writing.

        Section 4    REPRESENTATIONS AND WARRANTIES

        Section 4.1    Representation of the Noteholders.    Each Noteholder represents (solely as to itself) that it owns the Notes listed opposite its name on Schedule A hereto.

        Section 4.2    Representation of the Agent.    The Agent, for and on behalf of the Lenders, represents that Lenders holding 100% of the outstanding Existing Facility A Loans on the date of this Agreement have executed this Agreement.

        Section 5    AGREEMENTS AMONG THE SECURED PARTIES

        Section 5.1    Independent Actions by Secured Parties.

          (a)  Any Secured Party may, without instruction from the Collateral Agent, but in no event shall be required to, take action permitted by applicable law or in accordance with the terms of the Transaction Documents to preserve (but not enforce) its rights and Liens in any item of Collateral securing the payment and performance of the Secured Obligations, including but not limited to curing any default or alleged default under any contract entered into by the Borrower, paying any tax, fee or expense on behalf of the Borrower, exercising any offset or recoupment rights and paying insurance premiums on behalf of the Borrower so long as such action shall not impair the rights of the Collateral Agent or of any other Secured Party or otherwise be contrary to the terms of this Agreement or any Transaction Document.

          (b)  Nothing contained in this Agreement shall prohibit any Secured Party from accelerating the maturity of, or demanding payment from the Borrower on, any Subject Obligation of the Borrower to such Secured Party or from instituting legal action against the Borrower to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from the Borrower in connection with any recovery therefrom shall constitute Distributions and shall be subject to the terms of this Agreement.

        Section 5.2    Relation of Secured Parties.    This Agreement is entered into solely for the purposes set forth herein, and no Secured Party assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Borrower or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations. Each Secured Party specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of any Person that is not a party hereto and nothing contained herein shall limit any of the obligations of the Borrower to the Secured Parties.

        Section 6    AGREEMENTS RELATING TO THE BORROWER

        Section 6.1    Delivery of Payments.    All Distributions (including without limitation all payments required to be made by the Borrower to any Secured Party under any Transaction Document) shall be delivered by the Borrower or the Partnership, as the case may be, to the Collateral Agent for distribution to the Secured Parties pursuant to the terms and conditions set forth herein.

        Section 6.2    Reimbursement / Indemnification

          (a)  The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, all reasonable fees, costs and expenses of the Collateral Agent and each of the other Secured Parties (including the reasonable fees and charges of counsel to any thereof) (i) arising in connection with the administration or enforcement of any of the provisions of this Agreement or the Security Instruments, (ii) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of the Collateral pursuant to any Security Instruments and the preservation, protection or defense of the Collateral Agent's rights under this Agreement and the Security Instruments, or (iii) incurred by the Collateral Agent in connection with the resignation of the Collateral Agent pursuant to Section 2.9.

          (b)  The Borrower agrees to indemnify each Agent Party in its capacity as such from and against any Indemnified Liabilities; provided that, the Borrower shall not be liable for the payment of any portion of such Indemnified Liabilities resulting solely from an Agent Party's gross negligence or willful misconduct.

        Section 6.3    Collateral Agent's Fee.    The Borrower agrees to pay, on the date hereof and each anniversary thereafter until the Security Termination Date, the Collateral Agent's Fee.

        Section 6.4    Release of Liens.    Provided that no Senior Indebtedness Event of Default has occurred and is continuing, the Collateral Agent shall release its liens on the Collateral (but not its liens on proceeds thereof to the extent required hereunder or under any Transaction Document to be applied to the Secured Obligations) in connection with (i) any Permitted Dispositions and (ii) the sale or transfer of Collateral otherwise permitted under and in compliance with the Facility A Credit Agreement and Note Purchase Agreements, in each case provided the Borrower shall have given each of the Noteholders and the Lenders five (5) Business Days prior written notice of its request to the Collateral Agent to release such liens (which notice shall specify in reasonable detail the Borrower's compliance with each requirement hereunder and in any Transaction Document for such lien release). In connection with any such requested release of liens in connection with any sale, transfer or other disposition of Collateral, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such sale, transfer or other disposition complies with the terms of this Agreement and the other Transaction Documents, including reasonable detail of such compliance.

        Section 6.5    Partial Disposition.    If at any time the Borrower desires to sell, transfer or otherwise dispose of any portion of any property listed on Schedule D, as opposed to the entire property, the Borrower shall, at least sixty (60) days prior to such sale, transfer or other disposition, deliver written notice to the Collateral Agent and the Forestry Consultant requesting that the Forestry Consultant appraise, as of a date not more than thirty (30) days prior to such sale, transfer or disposition, (i) the portion of such property to be sold, transferred or otherwise disposed of, (ii) the remaining portion of such property, and (iii) all other properties listed on Schedule D that have not, prior to such date, been sold, transferred or otherwise disposed of (the appraisal of all of the properties and portions thereof referred to in clauses (i) through (iii), a "Subsequent Total Appraisal").

        Section 6.6    No Waiver of Default.    The Borrower acknowledges and agrees that if any payment default exists in respect of the Noteholder Obligations or the Loan Obligations after the making of any Distribution hereunder, nothing set forth herein shall constitute a waiver of such payment default.

        Section 7    MISCELLANEOUS

        Section 7.1    Entire Agreement.    This Agreement represents the entire agreement among the Secured Parties and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed in accordance with Section 7.4.

        Section 7.2    Notices.    Notices hereunder shall be given to each of the Noteholders at their respective addresses set forth on the attached Schedule A and to the Agent and each of the Lenders at their addresses as set forth on the attached Schedule B, or at such other address as may be designated by any Secured Party in a written notice to the other parties hereto. Any notices to be provided to the Borrower or the Partnership shall be made to the following address:

  Crown Pacific Limited Partnership or Crown Pacific Partners, L.P.
  c/o Crown Pacific Management Limited Partnership
  Bank of America Financial Center
  Suite 1500
  121 S.W. Morrison Street
  Portland, Oregon 97204
  Attention: Roger L. Krage, Esq.
  Telephone: (503) 274-2300
  Facsimile: (503) 228-4875

Any notices to the Collateral Agent shall be made to the following address (or such other address designated in writing to the Secured Parties, the Borrower and the Partnership):

  Bank of America, N.A.
  555 South Flower Street, 11th Floor
  CA9-706-11-21
  Los Angeles, CA 90071-2385
  Attention: Duncan McDuffie
  Telephone: (213) 228-2609
  Facsimile: (213) 228-6003

  with a copy to:

  Moore & Van Allen PLLC
  100 North Tryon Street, 47th Floor
  Charlotte, NC 28205
  Attention: David Eades, Esq.
  Telephone: (704) 331-1000
  Facsimile: (704) 331-1159

        Section 7.3    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of each of the Secured Parties and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Secured Party" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

        Section 7.4    Consents, Amendment, Waivers.

          (a)  All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Required Secured Parties; provided that any amendment, modification, supplement or waiver of Sections 2.8, 3.4, 3.6, 3.7 or 7.4 or the definitions of Distribution, Loan Obligations, Noteholder Obligations, Required Lenders, Required Secured Parties, Required Noteholders, Secured Obligations, Secured Party or Subject Obligations shall require the unanimous written consent of all the Secured Parties. Any amendments, waivers or consents of any provision of this Agreement affecting the rights or obligations of the Collateral Agent shall also require the prior written consent of the Collateral Agent.

          (b)  All amendments or waivers of any provision of or consent pursuant to or under any Security Instrument shall be effective only if the same shall be in writing and signed by the Collateral Agent and the Required Secured Parties. Notwithstanding the foregoing, the release of all or substantially all of the Collateral (except in connection with Permitted Dispositions) shall require the written consent of each of the Secured Parties.

          (c)  Each Secured Party hereby agrees and covenants with each other Secured Party that it will not amend or modify any term or provision of any Transaction Document without the prior written consent of the Required Secured Parties; provided, however, that nothing in this Section 7.4 shall, or shall be deemed to, affect the voting requirements set forth in each such agreement for such amendments and modifications.

        Section 7.5    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

        Section 7.6    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 7.7    Sale of Interest.    No Secured Party will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

        Section 7.8    Severability; Repurchase in the Event of Avoidance Actions.

          (a)  If for any reason, the allocation of Distributions among the Lenders or the Noteholders in accordance with Section 3.4(b) of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable in whole or in part, then the Lenders and Noteholders will purchase and exchange such participations in the Facility A Loans, and Notes as may be required so that each Lender and Noteholder, after giving effect to all such purchases and exchanges, shall have received and retained cash payments in respect of the amounts distributable under Section 3.4(b) equal to the amount such Lender or Noteholder would have received if the amounts had been applied in accordance with such Section 3.4(b); provided, however, if in connection with a Bankruptcy Case of the Borrower any portion of the Subject Obligations or the Borrower's obligations under the Security Instruments referred to in clauses SECOND, THIRD, FOURTH or FIFTH of Section 3.4(b)(II) or Section 3.4(b)(III) is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a "Disallowed Obligation"), then this Section 7.8(a) shall not be applied or construed in such manner to enable the holder of any such Disallowed Obligation to receive any Distribution on account of such Disallowed Obligation. It is the intent of this Section 7.8(a) to establish an alternative mechanism to preserve as among the parties hereto the distribution priorities and the sharing calculation formulas set forth in Section 3.4(b) the same as if this Agreement had been given effect among the parties hereto and the same as if the Secured Obligations were allowed or enforced against the Borrower in accordance with their terms. It is not, however, the intent of this Section 7.8(a) to enable any party hereto to receive or retain any Distribution with respect to any Disallowed Obligation to the extent such Disallowed Obligation has been disallowed or is otherwise determined to be unenforceable as against the Borrower.

          (b)  If in connection with a Bankruptcy Case of the Borrower (i) the fees and expenses of the Collateral Agent referred to in clause FIRST of Section 3.4(b)(II) or Section 3.4(b)(III) are determined to be unenforceable or are disallowed, in whole or in part, each Secured Party agrees to pay its Indemnity Share of such fees and expenses, (ii) the fees and expenses of counsel to the Noteholders referred to in clause FIRST of Section 3.4(b)(II) or Section 3.4(b)(III) are determined to be unenforceable or are disallowed, in whole or in part, then each of the Noteholders agrees to pay its ratable share (based on the amount of Noteholder Obligations of such Noteholder to the aggregate amount of all Noteholder Obligations) of such fees and expenses, and (iii) the fees and expenses of counsel to the Agent referred to in clause FIRST of Section 3.4(b)(II) are determined to be unenforceable or are disallowed, in whole or in part, then each of the Lenders agrees to pay its ratable share (based on the amount of Loan Obligations of such Lender to the aggregate amount of all Loan Obligations) of such fees and expenses.

          (c)  Except to the extent contemplated by clauses (a) and (b) hereof, in case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 7.9    Terms of Agreement.    This Agreement shall terminate on the Security Termination Date.

[Signatures on following pages]

Schedule A—

List of Noteholders, Outstanding Notes and Wiring Instructions

[see attached]

Schedule B

List of Lenders, Notice Addresses, Wiring Instructions

Lender / Notice Address	Wiring Instructions
ABN AMRO Bank N.V. 55 E. 52 St., 32 floor New York, NY 10022 Attn: William J. Fitzgerald Fax: 212-409-6815	[all separately provided to Agent]
BNP Paribas 180 Montgomery Street, 4th Floor San Francisco, CA 94104 Attn: Susan Bowes Fax: 415-398-4240
Bank Hapoalim 1177 Avenue of the Americas, 12th Floor New York, NY 10036 Gabriel Lubiner Fax: 212-782-2187
Bank of America, N.A. CA9-706-11-21 555 S. Flower St., 11th fl Los Angeles, CA 90071 Duncan McDuffie Fax: 213-228-6003
Bank of Montreal BMO Nesbitt Burns 1 First Canadian Place, 100 King Street W Toronto, Ontario M5X 1A1 Attn: Zoltan Szoldatits Fax: 416-867-5785

KeyBank National Association WA-31-01-0475 1101 Pacific Avenue - 4th fl Tacoma, WA 98402 Attn: James Duncan Fax: 253-305-7933
Sumitomo Mitsui Banking Corporation 1201 Third Avenue, #5320 Seattle, WA 98101 Attn: Bob Granfelt / Gary Perkins Fax: 206 623 8551
SunTrust Bank. 303 Peachtree St, 3rd Floor Atlanta, GA 30308 Attn: Steve Newby Fax: 404-827-6270
Union Bank of California N.A. 445 South Figueroa Street, 18th Floor Los Angeles, CA 90071 Attn: Jack Jazmadarian Fax: 213-236-6239
Wachovia Bank, National Association CareOfCompany: Wachovia Securities, Inc. 301 S. College St (DC-5) One First Union Center, Charlotte, NC 28285-0737 Attn: Andy Phelps Fax: 704-374-4793
Wells Fargo Bank, N.A. MAC P6101-142 1300 SW 5th Ave. Portland, OR 97201 Attn: Michael Chacon Fax: 503-886-4785

Schedule C

Distribution of Inland Tree Farm South proceeds on closing date

[see attached]

Schedule D

List of properties available for Permitted Dispositions

        The properties commonly referred to as the Hamilton Tree Farm, the Olympic Tree Farm and the Oregon Tree Farm.

Schedule E

Form of Joinder Agreement

        Reference is made to that (i) certain Intercreditor Agreement, dated as of April    , 2002, among Crown Pacific Limited Partnership, a Delaware limited partnership (the "Borrower"), Crown Pacific Partners, L.P., a Delaware limited partnership (the "Partnership"), Bank of America, N.A., as Collateral Agent, and the Secured Parties party thereto (as amended and otherwise modified from time to time, the "Intercreditor Agreement"), and (ii) [specify title of credit agreement evidencing the Permitted Refinancing] (the "Refinancing Credit Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Intercreditor Agreement.

        By its signature below, the undersigned financial institution represents, acknowledges and agrees that:

          (i)    it is a Replacement Lender under the Intercreditor Agreement and the Refinancing Credit Agreement and has provided all or a portion of a Permitted Refinancing under the Intercreditor Agreement and the Refinancing Credit Agreement;

          (ii)  its loans pursuant to the Refinancing Credit Agreement constitute Facility A Loans under the Intercreditor Agreement and the obligations of the Borrower to it under the Refinancing Credit Agreement constitute Loan Obligations under the Intercreditor Agreement;

          (iii)  upon its execution of this Joinder Agreement and the written acknowledgement of the Collateral Agent below, it shall be deemed to be a party to the Intercreditor Agreement as if it had executed the Intercreditor Agreement and shall have all the rights and obligations of a Secured Party and of a Replacement Lender, as the case may be, under the Intercreditor Agreement; and

          (iv)  it authorizes the Collateral Agent to take such action on its behalf and exercise such powers and discretion under the Intercreditor Agreement and the Security Instruments as are delegated to the Collateral Agent by the terms thereof, together with such powers as are incidental thereto.

        This Joinder Agreement may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Joinder Agreement shall be governed by and construed in accordance with the laws of the state of New York.

        IN WITNESS WHEREOF, the undersigned Replacement Lender has caused this Joinder Agreement to be executed as of the date first above written by its duly authorized officer.

REPLACEMENT LENDER
[ ]
By:
Name:
Title:

Acknowledged and agreed:
COLLATERAL AGENT
[ ]
By:
Name:
Title:

QuickLinks

  EXHIBIT 10.6
INTERCREDITOR AGREEMENT
RECITALS
Schedule A List of Noteholders, Outstanding Notes and Wiring Instructions
Schedule B List of Lenders, Notice Addresses, Wiring Instructions
Schedule C Distribution of Inland Tree Farm South proceeds on closing date
Schedule D List of properties available for Permitted Dispositions
Schedule E Form of Joinder Agreement